POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Eric Ruiz, Georgiy Nikitin and Daniel Bradford, acting singly, as the undersigned’s true and lawful attorneys-in-fact to:

(1) execute for and on behalf of the undersigned, personally and in the undersigned’s capacity as the Managing Member of BIP GP LLC and WAM GP LLC, the following documents (the “Authorized Documents”): Schedules 13D, 13G and 13F, Forms 3, 4, and 5 (and any and all amendments required thereto in the reasonable opinion of the attorney-in-fact), and any other forms and/or schedules required to be filed on behalf of myself, Weiss Asset Management LP, WAM GP LLC, or BIP GP LLC to comply with the Securities Exchange Act of 1934, as amended, the rules thereunder, and the rules of any stock exchange or similar authority within the United States or elsewhere, including without limitation, non-U.S. laws and rules relating to securities traded on foreign stock exchanges;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or appropriate to complete and execute any such Authorized Documents and timely file such Authorized Documents with the United States Securities and Exchange Commission, any stock exchange or similar authority or any non-U.S. regulator or financial authority; and

(3) take any other action of any type whatsoever in connection with respect to the foregoing which, in the reasonable good faith opinion of any such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s reasonable good faith discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that none of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is assuming any of the undersigned’s responsibilities to comply with the Securities Exchange Act of 1934, as amended, or the securities laws and regulations of any other jurisdiction.

This Power of Attorney shall remain in full force and effect until the earliest of (i) the execution of a replacement Power of Attorney covering the subject matter hereof by the undersigned, (ii) the revocation of this Power of Attorney by the undersigned in a signed writing, or (iii) the attorney-in-fact is no longer an employee of Weiss Asset Management LP or one of its affiliates.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17 day of January, 2017.

By:  /s/ Andrew M. Weiss

Name:   Andrew M. Weiss